Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-283719

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 31, 2025)

SATELLOGIC INC.

6,451,612 Shares of Class A Common Stock

We are offering 6,451,612 shares (the “Shares”) of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”) pursuant to this prospectus supplement and the accompanying prospectus. The purchase price of each Share to the purchaser identified in the securities purchase agreement, dated April 15, 2025, by and between us and the purchaser listed on the signature page thereto (the “Securities Purchase Agreement”) is $3.10 per Share.

Our Class A Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “SATL.” On April 14, 2025, the last reported sale price of our Class A Common Stock was $4.47 per share.

We are an “emerging growth company” and “smaller reporting company” as defined under U.S. federal securities laws and are subject to reduced public company reporting requirements. See the sections entitled “Prospectus Summary—Implications of Being a Smaller Reporting Company” and “Prospectus Summary—Implications of Being an Emerging Growth Company” on page 2 of the accompanying base prospectus for additional information.

Investing in our Class A Common Stock involves risks that are described in the “Risk Factors” section beginning on page S-3 of this prospectus supplement. You should carefully read and consider these risk factors as well as the risk factors that are incorporated by reference into this prospectus supplement from our filings with the Securities and Exchange Commission (“SEC”) before investing in our Class A Common Stock.

Neither the SEC nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

We have engaged Cantor Fitzgerald & Co. (“Cantor” or the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities being offered pursuant to this prospectus supplement. We have agreed to pay the placement agent the fees set forth in the table below. See “Plan of Distribution (Conflicts of Interest)” beginning on page S-11 of this prospectus supplement for more information regarding these arrangements.

	Per Share of Class A Common Stock	Total
Offering Price	$3.10	$20,000,000
Placement Agent Fees(1)	$0.124	$800,000
Proceeds to Satellogic Inc. (before expenses)	$2.976	$19,200,000

1.	We have agreed to pay the placement agent a cash fee of 4.0% of the aggregate gross proceeds raised in connection with the offering.

The delivery to the purchaser of the Shares is expected to be made on or about April 16, 2025, subject to satisfaction of certain customary closing conditions.

Cantor

The date of this prospectus supplement is April 15, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-ii

SUMMARY	S-1

SUMMARY TERMS OF THE OFFERING	S-2

RISK FACTORS	S-3

USE OF PROCEEDS	S-7

DIVIDEND POLICY	S-8

DILUTION	S-9

DESCRIPTION OF SECURITIES WE ARE OFFERING	S-10

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)	S-11

LEGAL MATTERS	S-14

EXPERTS	S-14

WHERE YOU CAN FIND MORE INFORMATION	S-16

INCORPORATION BY REFERENCE	S-17

PROSPECTUS

ABOUT THIS PROSPECTUS	ii

FREQUENTLY USED TERMS	iv

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	vii

PROSPECTUS SUMMARY	1

SUMMARY TERMS OF THE OFFERING	3

INFORMATION RELATED TO OFFERED SECURITIES	5

RISK FACTORS	6

USE OF PROCEEDS	9

DIVIDEND POLICY	10

SELLING SECURITYHOLDERS	11

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	13

PLAN OF DISTRIBUTION	19

LEGAL MATTERS	22

EXPERTS	23

WHERE YOU CAN FIND MORE INFORMATION	24

INCORPORATION BY REFERENCE	25

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell our Class A Common Stock on terms to be determined by market conditions at the time of the offering. We urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference,” and any related free writing prospectus that we have authorized for use in connection with this offering before buying any of the Shares being offered.

We provide information to you about this offering of our Class A Common Stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering, and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor Cantor have authorized any other person to provide you with different or additional information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor Cantor take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information contained in this prospectus supplement, and in any applicable free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents, and our business, financial condition, results of operations and/or prospects may have changed since those dates. This prospectus supplement contains summaries of certain provisions contained in some of the documents described in this prospectus supplement, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus supplement have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

The distribution of this prospectus supplement and the offering of the Shares in certain jurisdictions may be restricted by law. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference is accurate only as of the respective dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Company name, logos and other trademarks and service marks of the Company appearing in this prospectus supplement are the property of the Company. This prospectus supplement contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, including logos, artwork and other visual displays may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

In this prospectus supplement, “we,” “us,” “our,” the “Company” and “Satellogic Inc.” refer to Satellogic Inc. and its wholly owned subsidiaries.

S-i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein contains forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial of the Company. These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on information available as of the date of this prospectus supplement, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that the Company “believes” and similar statements reflect such parties’ beliefs and opinions on the relevant subject. These statements are based upon information available to such party as of the date of this prospectus supplement, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should not place undue reliance on these forward-looking statements that speak only as of the date hereof. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	our ability to generate revenue as expected;

●	our ability to effectively market and sell our earth observation (“EO”) services and to convert our pipeline of potential contracts into actual revenues;

●	risks related to the Notes (as defined below);

●	the potential loss of one or more of our largest customers;

●	the considerable time and expense related to our sales efforts and the length and unpredictability of our sales cycle;

●	risks and uncertainties associated with defense-related contracts;

●	risks related to our pricing structure;

●	our ability to scale production of our satellites as planned;

●	unforeseen risks, challenges and uncertainties related to our expansion into new business lines;

●	our dependence on third parties, including SpaceX, to transport and launch our satellites into space;

●	our reliance on third party vendors and manufacturers to build and provide certain satellite components, products, or services, and the inability of these vendors and manufacturers to meet our needs;

●

our dependence on ground station and cloud-based computing infrastructure operated by third parties for value added services, and any errors, disruption, cybersecurity incidents, performance problems, or failure in their or our operational infrastructure;

●	risk related to certain minimum service requirements in our customer contracts;

●	market acceptance of our EO services and our dependence upon our ability to keep pace with the latest technological advances, including those related to artificial intelligence and machine learning;

S-ii

●	our ability to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, or our ability to successfully integrate acquisitions;

●	competition for EO services;

●	challenges with international operations or unexpected changes to the regulatory environment in certain markets;

●	unknown defects or errors in our products;

●	risk related to the capital-intensive nature of our business and our ability to raise adequate capital to finance our business strategies;

●	uncertainties beyond our control related to the production, launch, commissioning, and/or operation of our satellites and related ground systems, software and analytic technologies;

●	the failure of the market for EO services to achieve the growth potential we expect;

●	risks related to our satellites and related equipment becoming impaired;

●	risks related to the failure of our satellites to operate as intended;

●	production and launch delays, launch failures, and damage or destruction to our satellites during launch;

●	significant risks and uncertainties related to our insurance that may not be covered by insurance;

●

the impact of natural disasters, unusual or prolonged unfavorable weather conditions, epidemic outbreaks, terrorist acts and geopolitical events (including the ongoing conflicts between Russia and Ukraine, in the Gaza Strip and the Red Sea region) on our business and satellite launch schedules; and

●	the risk that anticipated benefits of our Domestication (as defined herein) do not materialize.

Risks, uncertainties and events may cause actual results to differ materially from the expectations described in our forward-looking statements. The above list of factors is not exhaustive. Other important factors are discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in other reports which we from time to time file with the SEC.

S-iii

SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any applicable free writing prospectus prepared by or on behalf of us or to which we have referred you. Before making your investment decision with respect to our securities, you should carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference herein or therein. This summary does not contain all of the information you should consider before investing in our Class A Common Stock. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other documents to which this prospectus supplement refers. Some of the statements in this prospectus supplement constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.

Our Company

We were founded in 2010 to help solve some of the greatest challenges of our time: resource utilization and distribution. From tradeoffs between food, energy and water supplies, to monitoring the impact of natural disasters, global health and humanitarian crises in the midst of a looming climate emergency, access to a continually refreshed source of global, high-quality data is critical to confronting some of the world’s most crucial issues. We are committed to creating a fully automated and searchable EO catalog, and we believe we are uniquely positioned to provide the data that is critical to better inform decision-making aimed at addressing these challenges.

We are the first vertically integrated geospatial company, and we are building the first scalable, fully automated EO platform with the ability, when scaled, to remap the entire planet at both high-frequency and high-resolution, providing accessible and affordable solutions for our customers. We plan to democratize access to geospatial data by providing planetary insights at what we believe to be the lowest cost in the industry, ultimately driving better decision-making across a broad range of industries including agriculture, forestry, energy, financial services and cartography.

We have created a highly scalable, vertically integrated and competitive operating model. We design the core components that go into developing and manufacturing our satellites to be mission specific. We manufacture many of our components, but we also partner with third parties to manufacture certain other components to our design specifications. We assemble, integrate and test the components and satellites in our facilities. This vertical integration provides a significant cost advantage, enabling us to produce and launch satellites for less than one-tenth the cost of our competitors on average. Additionally, we own all of our key intellectual property, and our patented technology allows us to capture approximately 10x more imagery than our competitors on average. Taken together, we are achieving over 60x better unit economics than our closest peers in the NewSpace sector and more than 100x better unit economics than legacy competitors. Additionally, we believe we are well-positioned to compete effectively in the existing EO market that is currently supply-constrained and consists primarily of government and defense and intelligence customers. At December 31, 2024, we had 23 commercial satellites in orbit. As of the date of this prospectus, we have 21 satellites in orbit, of which 19 are operational and two are being used for testing. Over the near term, we will take a measured approach to expanding our constellation, with our long-term vision to reach a constellation size of approximately 200 satellites and to have the capability to conduct daily remaps of the entire planet.

Our strategy is focused along three distinct business lines: Asset Monitoring, Constellation as a Service (“CaaS”), and Space Systems. These business lines will allow us to serve the existing EO market and begin to democratize access to a host of new EO customers.

Recent Developments

Domestication

On March 26, 2025, we filed with the Secretary of State of the State of Delaware a certificate of corporate domestication and a certificate of incorporation (the “Certificate of Incorporation”) of a Delaware corporation with the name “Satellogic Inc.,” as well as filed with the Registrar of Corporate Affairs in the British Virgin Islands (“BVI”) a notice of the Company’s continuance out of the BVI, pursuant to which we domesticated and are continuing as a Delaware corporation (the “Domestication”). On the effective date of the Domestication, each of our Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”), Class B ordinary shares, par value $0.0001 per share (“Class B Ordinary Shares”) and warrants to purchase our Class A Ordinary Shares automatically converted by operation of law, on a one-for-one basis, into shares of Class A Common Stock, Class B common stock, par value $0.0001 per share (“Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”) and warrants to purchase Class A Common Stock, respectively.

Corporate Information

The Company was incorporated under the laws of the BVI on June 29, 2021. On March 26, 2025, the Company completed the Domestication. Our principal executive office is located at 210 Delburg Street, Davidson, NC 28036. Our telephone number is (704) 894-448. The Company’s principal website address is www.satellogic.com. We do not incorporate the information contained on, or accessible through, the Company’s websites into this prospectus supplement, and you should not consider it a part of this prospectus supplement.

SUMMARY TERMS OF THE OFFERING

The following summary contains basic information about the offering and is not intended to be complete. It does not contain all the information that is important to you. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision.

Shares Offered By Us	6,451,612 shares of Class A Common Stock.

Offering Price	$3.10 per Share

Class A Common Stock outstanding before the Offering(1)	82,432,678

Class A Common Stock to be outstanding following the Offering(1)	88,884,290

Plan of Distribution (Conflicts of Interest)

We have entered into a securities purchase agreement directly with the purchaser who has agreed to purchase the Shares in this offering, and will deliver the Shares being issued to the purchaser in this offering upon receipt of purchaser funds for the purchase of the Shares offered pursuant to this prospectus supplement. Cantor acted as a placement agent in the offering. Cantor is controlled by Cantor Fitzgerald, L.P., which beneficially owns more than 10% of our shares of Class A Common Stock. Therefore, we are deemed to be an affiliate of Cantor, and Cantor is deemed to have a “conflict of interest” under FINRA Rule 5121(f)(5). Accordingly, this offering will be made in compliance with FINRA Rule 5121. See “Plan of Distribution (Conflicts of Interest)” on page S-11 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from the sale of the Shares pursuant to this offering for general corporate purposes. See “Use of Proceeds” on page S-7 of this prospectus supplement.

Risk Factors

Investing in shares of our Class A Common Stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement, as well as those risks and uncertainties identified in the documents incorporated by reference herein or therein, including our most recent Annual Report on Form 10-K.

Nasdaq Listing	SATL

(1)

The number of shares of Class A Common Stock expected to be outstanding after this offering is based on 82,432,678  shares of Class A Common Stock outstanding as of December 31, 2024, which excludes the following securities outstanding as of that date:

●	49,184,915 warrants to purchase Class A Common Stock;
●	13,582,642 shares of Class A Common Stock issuable upon conversion of the outstanding shares of Class B Common Stock;
●	2,893,396 restricted stock units granted under the Company’s Equity Incentive Plan;
●	3,234,296 stock options granted under the Company’s Equity Incentive Plan;
●	25,000,000 shares of Class A Common Stock issuable upon conversion of the Notes; and
●

1,775,962 shares of Class A Common Stock held by CFAC Holdings V, LLC, that will vest subject to the achievement of certain earnout triggers pursuant to the Sponsor Support Agreement, dated as of July 5, 2021, by and among the Company, Nettar Group Inc. and CFAC Holdings V, LLC.

RISK FACTORS

Investment in the Shares offered pursuant to this prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, under the caption “Risk Factors,” in any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors,” or in our Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus before acquiring any of the Shares. The occurrence of one or more of the events or circumstances described in such filings, alone or in combination with other events or circumstances, may cause you to lose all or a part of your investment in the Shares. Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business or results of operations. See “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus supplement.

Risks Related to This Offering

The market price of our Class A Common Stock has been extremely volatile and may continue to be volatile due to numerous circumstances beyond our control.

Fluctuations in the price of our Class A Common Stock could contribute to the loss of all or part of your investment. The trading price of our Class A Common Stock has been, and may continue to be, volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our Class A Common Stock, and shares of our Class A Common Stock may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our Class A Common Stock may not recover and may experience a further decline.

Factors affecting the trading price of our Class A Common Stock may include:

●	actual or anticipated fluctuations in our financial results or the financial results of companies perceived to be similar to it;

●	changes in the market’s expectations about our operating results;

●	comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media;

●	“short squeezes”;

●	success of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning us or the industries in which we operate;

●	operating and share price performance of other companies that investors deem comparable to us;

●	our ability to market new and enhanced products and technologies on a timely basis;

●	changes in laws and regulations affecting our business;

●	our ability to meet compliance requirements;

●	commencement of, or involvement in, litigation involving us;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of Class A Common Stock available for public sale;

●	any major change to our Board of Directors (the “Board”) or management;

●	sales of substantial amounts of Class A Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our Class A Common Stock, may not be predictable. A loss of investor confidence in the market for our Class A Common Stock and the stocks of other companies which investors perceive to be similar to us could depress our share price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our Class A Common Stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Substantial future sales of shares of our Class A Common Stock or other securities could cause the market price of our Class A Common Stock to decline.

The sales of a substantial number of shares of our Class A Common Stock, or the perception that such sales could occur, could adversely affect the price for our Class A Common Stock. The accompanying prospectus covers the offering of $150,000,000 aggregate amount of Class A Common Stock, inclusive of the Shares offered hereby. In addition, in April 2024, Nettar Group Inc. (“Nettar”), a subsidiary of the Company, issued an aggregate principal amount of $30,000,000 in floating rate secured convertible promissory notes (the “Notes”), which are guaranteed by the Company and are convertible into an aggregate of 25,000,000 shares of Class A Common Stock, all of which remain unsold. The issuance or resale, or expected or potential issuance or resale, of a substantial number of shares of our Class A Common Stock in the public market could adversely affect the market price for our Class A Common Stock, result in dilution and make it more difficult for you to sell your Class A Common Stock at times and prices that you feel are appropriate.

In the future, we may attempt to increase our capital resources by making offerings of debt, including additional Notes, or additional offerings of equity securities. In connection with the issuance of the Notes, we entered into a side letter which provides the purchaser with pre-emptive rights, in order to maintain its as-converted ownership percentage on the same basis as new capital raised. Accordingly, for so long as the purchaser holds Notes, it will be entitled to acquire, upon the same terms and at the same price to be paid by other holders, its pro rata portion of any Class A Common Stock (or securities convertible into Class A Common Stock), other than issuances under the Company’s incentive compensation plans, issued by us.

Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences, and privileges more favorable than those of our Class A Common Stock and may result in dilution of owners of our Class A Common Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Upon liquidation, holders of our debt securities and preferred stock (if any), and lenders with respect to other borrowings, will receive a distribution of our available assets prior to the holders of our Class A Common Stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our Class A Common Stock, or both. Any preferred stock we issue in the future could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our Class A Common Stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of our future offerings. Thus, holders of our Class A Common Stock bear the risk of our future offerings reducing the market price of our Class A Common Stock and diluting their ownership interest in us.

If you purchase securities sold in this offering, you may experience immediate dilution as a result of this offering.

The public offering price per Share in this offering is substantially higher than the net tangible book value per share before giving effect to this offering. Accordingly, if you purchase Shares in this offering, you will incur immediate substantial dilution of approximately $3.55 per share, representing the difference between the public offering price per share and our as adjusted net tangible book value as of December 31, 2024. In addition, if our outstanding options or warrants are exercised, you could experience further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus supplement entitled “Dilution.”

There is substantial doubt about our ability to continue as a going concern.

Our audited consolidated annual financial statements as of December 31, 2024 have been prepared under the assumption that we will continue as a going concern for the next twelve months. As of December 31, 2024, we had cash and cash equivalents of $22.5 million and an accumulated deficit of $400.1 million. We do not believe that our cash and cash equivalents are sufficient to fund operations and capital expenditures to reach larger scale revenue generation from our product offerings. As a result of our financial condition and other factors described herein, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern will depend on our ability to obtain additional funding, as to which no assurances can be given. We continue to analyze various alternatives, including potentially obtaining debt or equity financings or other arrangements. Our future success depends on our ability to raise capital. We cannot be certain that raising additional capital, whether through selling additional debt or equity securities or obtaining a line of credit or other loan, will be available to us or, if available, will be on terms acceptable to us. If we are unable to obtain funds when needed or on acceptable terms, we may be required to curtail our current development programs, cut operating costs, forgo future development and other opportunities, or even terminate our operations. If we cannot continue as a viable entity, you may lose some or all of your investment.

Content available in public media that is published by third parties, including blogs, posts, articles, message boards and social and other media, may include statements not attributable to us and may not be reliable or accurate.

We have received, and may continue to receive, media coverage that is published or otherwise disseminated by third parties, including blogs, posts, articles, message boards and social and other media. This includes coverage that is not attributable to statements made by our officers or associates. You should read carefully, evaluate and rely only on the information contained in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus filed with the SEC in determining whether to purchase shares of our Class A Common Stock. Information or other media provided by third parties may not be reliable or accurate and could materially impact the trading price of our Class A Common Stock which could cause stockholders to lose their investments.

Because there are no current plans to pay cash dividends on shares of Class A Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your shares of Class A Common Stock at a price greater than what you paid for them.

The Company currently expects to retain all future earnings for use in the operation and expansion of its business and does not plan to pay any dividends on its Class A Common Stock in the near future. The declaration and payment of any dividends in the future will be determined by the Board in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition, applicable law and contractual restrictions. As a result, you may not receive any return on an investment in the shares of Common Stock unless you sell such shares for a price greater than that which you paid for it.

Delaware law and our governing documents contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

Our Certificate of Incorporation, our bylaws and the General Corporation Law of the State of Delaware (“DGCL”) contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the Board and therefore depress the trading price of Class A Common Stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the Board or taking other corporate actions, including effecting changes in the management of the Company. Among other things, our Certificate of Incorporation and bylaws include provisions regarding:

●

the ability of our Board to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●

the exclusive right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our Board;

●	a prohibition on stockholder action by written consent (unless unanimous), which may force stockholder action to be taken at an annual or special meeting of our stockholders;

●

the requirement that a special meeting of stockholders may be called only by or at the direction of the Board, acting pursuant to a resolution adopted by the affirmative vote the majority of the total number of directors then in office, or by the chairperson of the Board (who is required to call such meeting whenever requested in writing by stockholders representing at least 30% of the voting power of the outstanding voting stock), which could delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

●

the ability of our Board, by majority vote, to amend our bylaws, which may allow our Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend our bylaws to facilitate an unsolicited takeover attempt;

●

advance notice procedures with which stockholders must comply to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us; and

●

while we have opted out of Section 203 of the DGCL, our Certificate of Incorporation includes a prohibition on engaging in any business combination (as defined in our Certificate of Incorporation) with an “interested stockholder” for a period of three years subsequent to the time that the stockholder became an interested stockholder, unless (1) prior to such time, the Board approves the business combination or the transaction in which the stockholder became an interested stockholder, (2) upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (with certain exclusions), or (3) at or after the person becomes an interested stockholder, the business combination is approved by the Board and authorized by a vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder (our Certificate of Incorporation provides that the Liberty Investor, Cantor Fitzgerald L.P. and Emiliano Kargieman and any of their respective affiliates and associates will not constitute “interested stockholders” for purposes of these provisions).

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Board or management.

Any provision of our Certificate of Incorporation, our bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of Class A Common Stock and could also affect the price that some investors are willing to pay for shares of Class A Common Stock.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Shares in this offering will be approximately $18.975 million, after deducting the placement agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds from the sale of the Shares for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures, repayment or redemption of existing indebtedness, future acquisitions and strategic investment opportunities. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

The amount and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purpose described above. While we intend to spend the net proceeds of the offering as stated above, there may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable.

DIVIDEND POLICY

The Company has never declared or paid any cash dividends and has no plan to declare or pay any dividends on its Class A Common Stock in the foreseeable future. The Company currently intends to retain any earnings for future operations and expansion of its business. The declaration and payment of any dividends in the future will be determined by the Board in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financing condition, applicable law and contractual restrictions.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share and the as adjusted net tangible book value (deficit) per share after giving effect to this offering. We calculate net tangible book value (deficit) per share by dividing the net tangible book value (deficit), which is tangible assets (consisting of cash and cash equivalents and property and equipment) less total liabilities, by the number of outstanding shares of Common Stock. Dilution represents the difference between the amount per share paid by purchaser of the Shares in this offering and the as adjusted net tangible book value (deficit) per share immediately after giving effect to this offering. Our net tangible book value (deficit) as of December 31, 2024 was approximately $(65.0) million, or $(0.68) per share.

After giving effect to the sale by us of 6,451,612 Shares at the offering price of $3.10 per share and after deducting the placement agent fee and estimated offering expenses, our as adjusted net tangible book value as of December 31, 2024 would have been approximately $(46.0) million, or $(0.45) per share. This represents an immediate increase in as adjusted net tangible book value of $0.23 per share to our existing stockholders and an immediate dilution of $3.55 per share issued to the purchaser purchasing the Shares in this offering.

The following table illustrates this per share dilution:

Offering price per share of Class A Common Stock		$3.10
Net tangible book value (deficit) per share as of December 31, 2024	$(0.68)
Increase in as adjusted net tangible book value per share attributable to this offering	$0.23
As adjusted net tangible book value (deficit) per share after this offering		$(0.45)
Dilution per share to purchaser participating in this offering		$3.55

The above table and discussion are based on 96,015,320 shares of Common Stock outstanding as of December 31, 2024, which includes 13,582,642 shares of Class A Common Stock issuable upon conversion of the Class B Common Stock, but excludes the following securities outstanding as of that date:

●	49,184,915 warrants to purchase Class A Common Stock;
●	2,893,396 restricted stock units granted under the Company’s Equity Incentive Plan;
●	3,234,296 stock options granted under the Company’s Equity Incentive Plan;
●	25,000,000 shares of Class A Common Stock issuable upon conversion of the Notes; and
●

1,775,962 shares of Class A Common Stock held by CFAC Holdings V, LLC, that will vest subject to the achievement of certain earnout triggers pursuant to the Sponsor Support Agreement, dated as of July 5, 2021, by and among the Company, Nettar Group Inc. and CFAC Holdings V, LLC.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 6,451,612 shares of Class A Common Stock at an offering price of $3.10 per share of Class A Common Stock.

The material terms and provisions of our Class A Common Stock are set forth below:

Authorized Share Capital

Our Certificate of Incorporation authorizes capital stock consisting of:

●     385,000,000 shares of Class A Common Stock;

●     15,000,000 shares of Class B Common Stock;

●     5,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”); and

●     Any rights, warrants and options entitling the holders thereof to acquire from the Company any shares of its capital stock of any class or classes.

Common Stock

Voting. The holders of our Class A Common Stock are entitled to one vote for each share of Class A Common Stock held on all matters submitted to a vote of the stockholders, whether voting separately as a class or otherwise. Except as may be adjusted pursuant to the Company’s certificate of incorporation, each holder of Class B Common Stock will be entitled to 1.472467906 votes for each share of Class B Common Stock on all matters submitted to a vote of the holders of Class B Common Stock when voting with other classes of the Company’s capital stock. Except as otherwise required by law, holders of Common Stock (as well as holders of any preferred stock entitled to vote with the holders of Common Stock) will generally vote together as a single class on all matters presented to the stockholders for their vote or approval, including the election of directors. There are no cumulative voting rights with respect to the election of directors or any other matters.

Dividends and distributions. Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock then outstanding, the holders of Common Stock will have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by the Board from legally available funds.

Liquidation, dissolution or winding up. Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock then outstanding, in the event of the liquidation, dissolution or winding-up of the Company, holders of Common Stock will be entitled to share ratably in proportion to the number of shares of Common Stock held by them in the assets available for distribution after payment or reasonable provision for the payment of all creditors.

Transfer Agent and Registrar

The transfer agent for our Class A Common Stock is Continental Stock Transfer and Trust Company.

Trading Symbol and Market

Our Class A Common Stock is listed on Nasdaq under the symbol “SATL.”

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Securities Purchase Agreement

We have entered into a securities purchase agreement directly with the purchaser who has agreed to purchase the Shares in this offering (the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, we will offer and the purchaser will purchase 6,451,612  Shares, resulting in gross proceeds to the Company of approximately $20.0 million, before deducting Cantor’s fees and estimated offering expenses. The Securities Purchase Agreement provides that the obligations of each purchaser are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary opinions and closing certificates.

The Securities Purchase Agreement contains customary representations, warranties and covenants. We will only sell the Shares in this offering to the purchaser. We will deliver the Shares being issued to the purchaser in this offering upon receipt of purchaser funds for the purchase of the Shares offered pursuant to this prospectus supplement. All of the Shares will be sold at the same price. We expect to deliver the Shares being offered pursuant to this prospectus supplement on or before April 16, 2025.

The terms of this offering are subject to market conditions and negotiations between us and prospective purchaser. The factors considered in determining the price of the Shares included the recent market price of our Class A Common Stock, the general condition of the securities market at the time of this offering, the history of, and the prospects for, the industry in which we compete, our past and present operations, and our prospects for future revenues.

The foregoing does not purport to be a complete statement of the terms and conditions of the Securities Purchase Agreement, a copy of which will be included as an exhibit to a Current Report on Form 8-K to be filed by us with the SEC in connection with this offering.

Placement Agent Agreement

We also entered into a placement agent agreement, dated as of April 15, 2025 (the “Placement Agent Agreement”), with Cantor to act as placement agent in the offering. Pursuant to the Placement Agent Agreement, Cantor is not purchasing or selling any of the Shares offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of Shares, but Cantor has agreed to use “reasonable efforts” to arrange for the sale of the Shares offered hereby.

The Placement Agent Agreement provides that the obligations of Cantor and the purchaser are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates addressed to Cantor.

Pursuant to the terms of the Placement Agent Agreement, we will pay Cantor a cash placement agent’s fee equal to 4.0% of the gross proceeds of this offering. The following table shows the placement agent’s fee we will pay to Cantor in connection with the sale of the Shares offered hereby, assuming the purchase of all of the Shares we are offering:

	Per Share of Class A Common Stock	Total
Offering Price	$3.10	$20,000,000
Placement Agent Fees(1)	$0.124	$800,000
Proceeds to Satellogic Inc. (before expenses)	$2.976	$19,200,000

We estimate the total offering expenses of this offering that will be payable by us will be approximately $1,025,000, including $800,000 payable to Cantor (which represents 4.0% of the amount of Shares placed by Cantor) and $100,000 for reimbursement to Cantor for legal fees, as well as other legal, printing, financial advisors and various other fees.

We have agreed to indemnify Cantor against liabilities arising out of its activities pursuant to the Placement Agent Agreement. We have also agreed to contribute to payments Cantor may be required to make in respect of such liabilities.

The foregoing does not purport to be a complete statement of the terms and conditions of the Placement Agent Agreement, a copy of which will be included as an exhibit to a Current Report on Form 8-K to be filed by us with the SEC in connection with this offering.

Price Stabilization, Short Positions and Penalty Bids

Cantor may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933 (the “Securities Act”), and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Cantor would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of the Shares by Cantor acting as principal. Under these rules and regulations, Cantor:

●	may not engage in any stabilization activity in connection with our securities; and

●

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Conflicts of Interest

Cantor and certain of its affiliates have in the past provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. Cantor acted as our exclusive sales agent in connection with our at-the-market offering facility established in December 2024, for which it received compensation. To the extent required by Regulation M, Cantor will not engage in any market-making activities involving our Class A Ordinary Shares while the offering is ongoing under this prospectus supplement.

Cantor is controlled by Cantor Fitzgerald, L.P., which beneficially owns more than 10% of our Class A Ordinary Shares. Therefore, we are deemed to be an affiliate of Cantor, and Cantor is deemed to have a “conflict of interest” under FINRA Rule 5121(f)(5). Accordingly, this offering will be made in compliance with FINRA Rule 5121.

Electronic Distribution

A prospectus supplement in electronic format may be delivered to potential investors by the placement agents. The prospectus supplement in electronic format will be identical to the paper version of such prospectus supplement. Other than the prospectus supplement in electronic format, the information Cantor’s website and any information contained in any other website maintained by Cantor is not part of the prospectus or the registration statement of which this prospectus supplement forms a part.

Lock-up Agreements

In connection with this offering, we have agreed with investors that during the period of 30 days after the date of this prospectus supplement (the “Lock-Up Period”), without the prior written consent of Cantor, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any of our shares that are substantially similar to the shares of Class A Common Stock, including but not limited to any options or warrants to purchase shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for, or that represent the right to receive, Class A Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise, without the prior written consent of Cantor, other than (A) the sale of our shares of Class A Common Stock hereunder, (B) the issuance of restricted Class A Common Stock, restricted stock units or options to acquire Class A Common Stock pursuant to our employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date of this prospectus supplement and described in the registration statement of which this prospectus supplement forms a part, (C) issuances of Class A Common Stock upon the exercise, conversion or settlement of options, restricted stock units, Notes, warrants or Class B Common Stock disclosed as outstanding in the registration statement of which this prospectus supplement forms a part; or (D) the purchase or sale of our securities pursuant to a plan, contract or instruction, if any, that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date of this prospectus supplement. We have also agreed that during such period, we will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock, except for a registration statement on Form S-8 relating to employee benefit plans described in the registration statement of which this prospectus supplement forms a part during the Lock-Up Period.

In connection with this offering, our directors and executive officers have agreed with Cantor that, subject to certain customary exceptions, without the prior written consent of Cantor, they will not, for the Lock-Up Period, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned now or hereafter by the lock-up signatory in accordance with the rules and regulations of the SEC (such shares or securities, the “Beneficially Owned Shares”) and securities which may be issued upon exercise of a stock option or warrant), (2) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the lock-up signatory or someone other than the lock-up signatory), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Beneficially Owned Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), (3) make any demand for or exercise any right with respect to the registration of any shares of Class A Common Stock or any security convertible into or exercisable or exchangeable for Class A Common Stock, or (4) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (1), (2) or (3) above, in each case other than:

(a)              transfers of Beneficially Owned Shares, Class A Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the lock-up signatory or the immediate family of the lock-up signatory, (iii) to any affiliate of the lock-up signatory, (iv) by will or intestacy to the lock-up signatory’s legal representative, heir or legatee or (v) by operation of law, such as (without limitation) pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, or request or order from a court or an applicable regulatory body;

(b)              pursuant to any contract, instruction or plan complying with Rule 10b5-1 under the Exchange Act that has been entered into by the lock-up signatory prior to the date of the lock-up agreement;

(c)              the acquisition or exercise of any stock option issued pursuant to our existing stock option plan, including any exercise effected by the delivery of shares of Class A Common Stock held by the lock-up signatory;

(d)              any conversion of restricted stock units into shares of Class A Common Stock as provided in the applicable restricted stock unit issuance agreement;

(e)              any transfer of shares of Class A Common Stock to us in connection with the lock-up signatory’s tax withholding obligation upon issuance of such shares pursuant to the applicable restricted stock unit issuance agreement;

(f)              any sale or transfer of shares of Class A Common Stock (including in open market transactions through a broker) to satisfy the lock-up signatory’s tax withholding obligations in connection with the vesting of equity awards pursuant to our equity compensation plans or arrangements, which are described in the registration statement of which this prospectus supplement forms a part, and which equity awards vest during the Lock-Up Period;

(g)              pursuant to a sale or an offer to purchase Class A Common Stock, whether pursuant to a merger, tender offer or otherwise, to a third party or group of third parties resulting in a change of control and approved by our board of directors, provided that, in the event that such a change of control is not completed, the lock-up signatory’s shares shall remain subject to the restrictions contained in the lock-up agreement and title to the lock-up signatory’s shares shall remain with the lock-up signatory; or

(h)              the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Class A Common Stock, provided that such plan does not provide for the transfer and sale of Class A Common Stock during the Lock-Up Period, and provided further that, except as required by applicable securities laws, no public announcement of the establishment or existence of such plan, and no filing with the SEC or any other regulatory authority in respect thereof or for transactions thereunder or contemplated thereby, by the lock-up signatory, us or any other person, shall be required, and no announcement or filing shall be made voluntarily by the lock-up signatory, us or any other person prior to the expiration of the Lock-Up Period.

In the case of any transfer or distribution pursuant to clause (a) above, each donee or distributee or transferee shall execute and deliver to the representatives a lock-up agreement for the balance of the Lock-Up Period in the form of this paragraph and, pursuant to clauses (a)(ii) through (iv) above, no filing by any party (donor, donee, distributor, distributee, transferor or transferee) under the Exchange Act, or other public announcement reporting a reduction in the beneficial ownership shall be required or shall be made voluntarily in connection with such transfer or distribution. In the case of any transfer or distribution pursuant to clause (a)(i) above, it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Class A Common Stock in connection with such transfer or distribution shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer. For the avoidance of doubt, any shares of Class A Common Stock received by the lock-up signatory upon the exercise of a stock option or conversion of restricted stock units as described in foregoing clauses (c) and (d) shall be subject to the restrictions under the lock-up agreement. In the case of any sale or transfer pursuant to clause (f) above, any public filing, report or announcement of any such sale or transfer shall disclose that the sale or transfer was for the purpose of covering the withholding taxes payable.

Listing

Our Class A Common Stock is listed on Nasdaq under the trading symbol “SATL.”

LEGAL MATTERS

The validity of the Shares offered in this prospectus supplement will be passed upon by King & Spalding LLP, Atlanta, Georgia. DLA Piper LLP (US), New York, New York is acting as counsel for the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements of Satellogic Inc. at December 31, 2024 and 2023, and for the years then ended, incorporated by reference in this prospectus supplement and the accompanying prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements). Such consolidated financial statements are incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are a part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus supplement and the accompanying prospectus in accordance with the rules of the SEC. For further information, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus or incorporated by reference concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed or incorporated by reference as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus supplement and the accompanying prospectus or incorporated by reference relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the periodic reporting and other information requirements of the Exchange Act and, in accordance with these requirements, we will file annual, quarterly and current reports, proxy statements, information statements and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at www.satellogic.com. We will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K; our proxy statements and amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

1.	Our Annual Report on 10-K for the year ended December 31, 2024, filed with the SEC on March 26, 2025 (the “Annual Report”);

2.	Our Current Reports on Form 8-K, filed with the SEC on March 26, 2025, April 8, 2025 and April 10, 2025; and

3.

The description of our securities contained in our registration statement on Form 8-A, dated March 26, 2025, filed with the SEC on March 26, 2025 and any amendment or report filed with the SEC for the purpose of updating the description.

In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing of this prospectus and prior to the termination of the offering to which this prospectus relates shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents, except as to any document or portion of any document that is deemed furnished and not filed. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

We have filed a registration statement on Form S-3 to register with the SEC the offer and sale of the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities.

The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document (a post-effective amendment to the registration statement of which this prospectus forms a part) that we may file with the SEC may update and replace statements in and portions of this prospectus or the above-listed documents.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (and any exhibits specifically incorporated in such information), at no cost, upon written or oral request to us at the following address:

Satellogic Inc.
Attn: Investor Relations
210 Delburg Street
Davidson, NC 28036
(704) 894-4482

You may also obtain information about us by visiting our website at www.satellogic.com. Information contained on our website is not part of this prospectus.

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone else to provide you with different information. You should not rely on any other representations. Our affairs may change after this prospectus is distributed. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus.

PROSPECTUS

SATELLOGIC INC.

Primary Offering of

41,464,693 Shares of Class A Common Stock Issuable Upon Exercise of Warrants
$150,000,000 Aggregate Amount of Shares of Class A Common Stock

Secondary Offering of
94,996,848 Shares of Class A Common Stock

23,033,333 Warrants

This prospectus relates to (a) the issuance by the Company of up to an aggregate of 41,464,693 shares of its Class A Common Stock underlying Warrants to purchase Class A Common Stock, which consists of (i) 533,333 shares of Class A Common Stock issuable upon the exercise of Warrants having an exercise price of $8.63 per share (the “$8.63 Warrants”), (ii) 7,500,000 shares of Class A Common Stock issuable upon the exercise of Warrants having an exercise price of $10.00 per share (the “$10.00 Liberty Warrants”), (iii) 15,000,000 shares of Class A Common Stock issuable upon the exercise of Warrants having an exercise price of $15.00 per share (the “$15.00 Liberty Warrants”), (iv) 2,500,000 shares of Class A Common Stock issuable upon the exercise of Warrants having an exercise price of $20.00 per share (the “PIPE Warrants”), and (v) 15,931,360 shares of Class A Common Stock issuable upon conversion of Warrants having an exercise price of $2.51635975 (the “Columbia Warrants”), and (b) the offer and sale from time to time, in one or more series or issuance and on the terms to be determined at the time of the offering, by the Company of up to $150,000,000 aggregate amount of shares of Class A Common Stock.

This prospectus also relates the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to (a) 94,996,848 shares of Class A Common Stock of the Company, which consists of (i) an aggregate of 10,488,738 shares of Class A Common Stock issued to the Sponsor (see “Frequently Used Terms” below for certain defined terms used in this prospectus), (ii) 814,071 shares of Class A Common Stock issued to an affiliate of Sponsor in satisfaction of debt owed to them at an effective price of $8.00 per share, (iii) 2,078,064 shares of Class A Common Stock issued to an affiliate of the Sponsor in lieu of advisory fees owed to them at an effective price of $8.00 per share, (iv) 13,582,640 shares of Class A Common Stock issuable to Emiliano Kargieman, Nettar’s founder and the Company’s Chief Executive Officer, upon conversion of our Class B Common Stock for no additional consideration, (v) 20,000,000 shares of Class A Common Stock issued to the Liberty Investor pursuant to the Liberty Subscription Agreement at a price of $7.50 per share, (vi) an aggregate of 23,033,333 shares of Class A Common Stock issuable upon the exercise of Warrants held by affiliates of the Company, and (vii) an aggregate of 25,000,000 shares of Class A Common Stock issuable upon the conversion of the Notes, and (b) 23,033,333 Warrants (which includes the $8.63 Warrants, the $10.00 Liberty Warrants, and the $15.00 Liberty Warrants). Except as described in this prospectus under “Information Related to Offered Securities,” no separate consideration was paid for any of the warrants registered hereby. Additional details regarding the securities being registered, and the Selling Securityholders is set forth in this prospectus under “Information Related to Offered Securities.”

We will receive up to an aggregate of approximately $327.2 million if all of the Warrants registered hereby are exercised and exercised for cash. The closing price of our Class A Common Stock on Nasdaq on March 21, 2025 was $3.79, which is $4.84, $6.21, $11.21 and $16.21 below the exercise price of the $8.63 Warrants, the $10.00 Liberty Warrants, the $15.00 Liberty Warrants, and the PIPE Warrants, respectively, and $1.27 above the exercise price of the Columbia Warrants. If the market price for our Class A Common Stock does not increase from current levels, with the exception of the Columbia Warrants, there is a small likelihood that any of the Warrants will be exercised. We expect to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes. We expect to use the net proceeds from the sale of the $150,000,000 aggregate amount of shares of Class A Common Stock for general corporate purposes. We will not receive any proceeds from the sale of securities to be offered by the Selling Securityholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of any securities pursuant to this prospectus.

Our registration of the Class A Common Stock and Warrants covered by this prospectus does not mean that either we or any Selling Securityholders will issue, offer or sell, as applicable, any of the shares of Class A Common Stock or Warrants. The Selling Securityholders may offer and sell the Class A Common Stock or Warrants covered by this prospectus in a number of different ways and at varying prices. As described above, the Selling Securityholders purchased the shares of Class A Common Stock covered by this prospectus for prices ranging from no consideration to $8.00, which is at or below the $10.00 price per unit purchased by public investors in the SPAC IPO. The closing price of our Class A Common Stock and our $8.63 Warrants on Nasdaq on March 21, 2025 was $3.79 and $0.53, respectively. None of our other warrants are listed for trading on any securities exchange. Consequently, the Selling Securityholders may realize a positive rate of return on the sale of their Class A Common Stock covered by this prospectus even if the market price per Class A Common Stock is below $10.00 per share, in which case the public stockholders may experience a negative rate of return on their investment. In addition, conversion of the Notes into Class A Common Stock is subject to CFIUS Approval (as defined below). As of the date hereof, CFIUS Approval has not been sought or obtained. See “Prospectus Summary—Recent Developments—Secured Convertible Notes.”

With respect to the Company’s offering of $150,000,000 aggregate amount of our Class A Common Stock, this prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the manner in which these securities will be offered and may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and any applicable accompanying prospectus supplement, together with the information incorporated by reference and any related free writing prospectus, before you invest in the securities. We may offer and sell the securities separately or together in any combination for sale directly to investors or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of these securities we will set forth their names and describe their compensation in the applicable prospectus supplement. The Selling Securityholder may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices.

In February 2025, pursuant to Registration Statement No. 3 and a prospectus supplement filed with the SEC, we commenced a registered “at the market” offering for up to $50,000,000 aggregate amount of Class A Common Stock (the “ATM Program”). As of the date hereof, we have sold $1,178,592 aggregate amount of Class A Common Stock under the ATM Program, leaving an aggregate of $48,821,408 remaining under the ATM Program and $148,821,408 remaining under the total $150,000,000 aggregate amount.

For more detail regarding the securities offered pursuant to this registration statement, please see “Information Related to Offered Securities,” “Selling Securityholders” and “Plan of Distribution.”

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 31, 2025.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	ii

FREQUENTLY USED TERMS	iv

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	vii

PROSPECTUS SUMMARY	1

SUMMARY TERMS OF THE OFFERING	3

INFORMATION RELATED TO OFFERED SECURITIES	5

RISK FACTORS	6

USE OF PROCEEDS	9

DIVIDEND POLICY	10

SELLING SECURITYHOLDERS	11

MATERIAL TAX CONSIDERATIONS	13

PLAN OF DISTRIBUTION	19

LEGAL MATTERS	22

EXPERTS	23

WHERE YOU CAN FIND MORE INFORMATION	24

INCORPORATION BY REFERENCE	25

i

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings including (a) up to 41,464,693 shares of Class A Common Stock issuable upon the exercise of Warrants and (b) up to a total dollar amount of $150,000,000 in shares of Class A Common Stock, and the Selling Securityholders named in this prospectus, or their permitted transferees, may from time to time, sell the securities described in this prospectus in one or more offerings, including up to (x) 94,996,848 shares of Class A Common Stock, and (y) 23,033,333 Warrants, as described in this prospectus. This prospectus provides you with a general description of our Class A Common Stock that we or the Selling Securityholders may offer, and the Warrants that the Selling Securityholders may offer. To the extent required by applicable law, each time we or the Selling Securityholders sell shares of our Class A Common Stock or Warrants, as applicable, we will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you), if any, may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement, if any, and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before buying any of the Class A Common Stock or Warrants being offered. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information provided in the prospectus supplement or free writing prospectus, as applicable.

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Any amendment or supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such amendment or supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. See “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized any other person to provide you with different or additional information. Neither we nor the Selling Securityholders take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

Neither we nor the Selling Securityholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

The Company name, logos and other trademarks and service marks of the Company appearing in this prospectus are the property of the Company. This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade name or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Certain amounts that appear in this prospectus may not sum due to rounding.

In this prospectus, “we,” “us,” “our,” the “Company” and “Satellogic Inc.” refer to Satellogic Inc. and its wholly owned subsidiaries.

FREQUENTLY USED TERMS

In this prospectus:

“$8.63 Warrants” means warrants to purchase our Class A Common Stock at an exercise price of $8.63 per share which warrants, when issued, had an exercise price of $11.50 which was reduced pursuant to the terms of the warrants as described herein consisting, as of the date hereof of (a) 8,333,333 Public Warrants, (b) 333,333 Warrants issued to Sponsor in exchange for CF V Warrants purchased by Sponsor pursuant to the Forward Purchase Contract and (c) 200,000 Warrants issued to Sponsor in exchange for warrants purchased by Sponsor in a private placement in connection with the SPAC IPO.

“$10.00 Liberty Advisory Fee Warrants” means 2,500,000 warrants to purchase shares of our Class A Common Stock at an exercise price of $10.00 per share, which have been issued to the Liberty Manager pursuant to the Liberty Letter Agreement.

“$10.00 Liberty Share Warrants” means the 5,000,000 warrants to purchase shares of our Class A Common Stock at an exercise price of $10.00 per share, which have been issued to Liberty pursuant to the Liberty Subscription Agreement.

“$10.00 Liberty Warrants” means the $10.00 Liberty Share Warrants and the $10.00 Liberty Advisory Fee Warrants.

“$15.00 Liberty Warrants” means 15,000,000 warrants to purchase shares of our Class A Common Stock at an exercise price of $15.00 per share, which have been issued to Liberty pursuant to the Liberty Subscription Agreement.

“Board” means the board of directors of Satellogic.

“Business Combination” means the Mergers and the other Transactions consummated pursuant to the Merger Agreement.

“BVI” means the British Virgin Islands.

“Cantor” means Cantor Fitzgerald L.P., a Delaware limited partnership and an affiliate of the Sponsor, CF&Co. and, prior to the consummation of the Business Combination, CF V.

“CF&Co.” means Cantor Fitzgerald & Co., a New York general partnership and an affiliate of the Sponsor.

“CF Securities” means Cantor Fitzgerald Securities, a New York general partnership and an affiliate of the Sponsor.

“CF V” means Satellogic V Inc. (formerly known as CF Acquisition Corp. V), a Delaware corporation.

“CF V Class A Common Stock” means Class A common stock of CF V, par value $0.0001 per share.

“CF V Class B Common Stock” means Class B common stock of CF V, par value $0.0001 per share.

“CF V Merger” means the merger of SPAC Merger Sub with and into CF V.

“CF V Private Placement” means the private placement that closed concurrently with the closing of the SPAC IPO pursuant to which CF V issued and sold to the Sponsor 600,000 CF V Units as a price of $10.00 per CF V Placement Unit, generating gross proceeds of $6,000,000.

“CF V Units” means units of CF V, each unit comprising one share of CF V Class A Common Stock and one-third of one CF V Warrant.

“CF V Warrants” means warrants to purchase shares of CF V Class A Common Stock.

“Class A Common Stock” means the class A common stock of the Company, par value $0.0001 per share.

“Class A Ordinary Shares” means, prior to the Domestication, the class A ordinary shares of Satellogic BVI, par value $0.0001 per share.

“Class B Common Stock” means the class B common stock of the Company, par value $0.0001 per share.

“Class B Ordinary Shares” means, prior to the Domestication, the class B ordinary shares of Satellogic BVI, par value $0.0001 per share.

“Code” means the Internal Revenue Code of 1986, as amended.

“Columbia Loan” means the Loan and Security Agreement dated March 8, 2021, by and between Columbia River Investment Limited, a BVI company, and the Company.

“Columbia Warrants” means the Warrant issued to Columbia River Investment Limited pursuant to the Columbia Loan.

“Common Stock” means the Class A Common Stock and the Class B Common Stock.

“Company” means Satellogic Inc.

“Company Governing Documents” means, the Certificate of Incorporation of the Company and the Bylaws of the Company.

“EO” means earth observation.

“Forward Purchase Contract” means that certain amendment and restatement of the forward purchase contract, dated January 28, 2021, by and between CF V and the Sponsor pursuant to which the Sponsor agreed to purchase, and the Company agreed to issue and sell to the Sponsor, 1,250,000 shares of Class A Common Stock (subject to adjustment) and 333,333 Warrants.

“Initial Merger” means the merger of Target Merger Sub with and into Nettar, with the separate existence of Target Merger Sub ceasing and with Nettar surviving the merger as a direct, wholly owned subsidiary of the Company.

“Initial Merger Effective Time” means the date and time that the Initial Merger became effective in accordance with the Merger Agreement.

“Liberty” means the Liberty Investor together with the Liberty Manager.

“Liberty Investor” means Liberty Strategic Capital (SATL) Holdings, LLC, a Cayman Islands limited liability company and an investment vehicle managed by the Liberty Manager.

“Liberty Investment” means the investment made by the Liberty Investor pursuant to which it agreed to purchase, and the Company agreed to issue and sell to the Liberty Investor, (i) 20,000,000 shares of Class A Common Stock (the “Liberty Shares”), (ii) 5,000,000 $10.00 Liberty Share Warrants, and (hi) 15,000,000 $15.00 Liberty Warrants, in a private placement for an aggregate purchase price of $150.0 million.

“Liberty Letter Agreement” means that certain Letter Agreement dated as of January 18, 2022, by and among the Company, the Sponsor and the Liberty Investor, which was agreed to by Emiliano Kargieman for the purpose of certain provisions therein, as amended and restated as of February 10, 2022.

“Liberty Manager” means Liberty 77 Capital L.P., the investment manager of the Liberty Investor.

“Liberty Subscription Agreement” means that certain subscription agreement dated as of January 18, 2022, by and among the Company, Liberty and CF V, pursuant to which the Liberty Investment was made.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of July 5, 2021 (as it may be amended, supplemented or otherwise modified from time to time), by and among the Company, Target Merger Sub, SPAC Merger Sub and Nettar.

“Mergers” means the CF V Merger together with the Initial Merger.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Nettar” means Nettar Group Inc., a business company with limited liability incorporated under the laws of the British Virgin Islands.

“NewSpace sector” means the increasingly commercialized and privatized space sector in which we operate.

“PIPE Warrants” means the warrants to acquire 2,500,000 shares of Class A Common Stock at a purchase price of $20.00 per share, issued in connection with the Business Combination.

“Public Warrants” means Warrants to purchase shares of Class A Common Stock that are listed to trade publicly on a nationally recognized exchange.

v

“Ordinary Shares” means, collectively, the Class A Ordinary Shares and the Class B Ordinary Shares of Satellogic BVI.

“Satellogic” means Satellogic Inc.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“SPAC IPO” means CF V’s initial public offering of CF V Units, consummated on February 2, 2021.

“SPAC Merger Sub” means Ganymede Merger Sub 2 Inc., a Delaware corporation and a direct wholly owned subsidiary of Satellogic.

“SOFR” means the Secured Overnight Financing Rate.

“Sponsor” means CFAC Holdings V, LLC, a Delaware limited liability company.

“Target Merger Sub” means Ganymede Merger Sub 1 Inc., a business company with limited liability incorporated under the laws of the British Virgin Islands and, immediately prior to the Initial Merger, a direct wholly owned subsidiary of Satellogic.

“Trading Day” means any day on which Nasdaq is open for trading.

“Transactions” means, collectively, the Mergers and each of the other transactions contemplated by the Merger Agreement or any of the ancillary agreements related thereto.

“U.S. dollar” or “$”each refers to the United States Dollar.

“Warrants” means the $10.00 Liberty Warrants, the $8.63 Warrants, the $15.00 Liberty Warrants, the PIPE Warrants and the Columbia Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statements contains forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial of the Company. These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believe its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that either will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that the Company “believes” and similar statements reflect such parties’ beliefs and opinions on the relevant subject. These statements are based upon information available to such party as of the date of this prospectus, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should not place undue reliance on these forward-looking statements that speak only as of the date hereof. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward- looking statements. Some factors that could cause actual results to differ include:

•	our ability to generate revenue as expected;

•	our ability to effectively market and sell our EO services and to convert our pipeline of potential contracts into actual revenues;

•	risks related to the Notes;

•	the potential loss of one or more of our largest customers;

•	the considerable time and expense related to our sales efforts and the length and unpredictability of our sales cycle;

•	risks and uncertainties associated with defense-related contracts;

•	risks related to our pricing structure;

•	our ability to scale production of our satellites as planned;

•	unforeseen risks, challenges and uncertainties related to our expansion into new business lines;

•	our dependence on third parties, including SpaceX, to transport and launch our satellites into space;

•	our reliance on third-party vendors and manufacturers to build and provide certain satellite components, products, or services, and the inability of these vendors and manufacturers to meet our needs;

•

our dependence on ground station and cloud-based computing infrastructure operated by third parties for value added services, and any errors, disruption, cybersecurity incidents, performance problems, or failure in their or our operational infrastructure;

•	risk related to certain minimum service requirements in our customer contracts;

•	market acceptance of our EO services and our dependence upon our ability to keep pace with the latest technological advances, including those related to artificial intelligence and machine learning;

•	our ability to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, or our ability to successfully integrate acquisitions;

•	competition for EO services;

•	challenges with international operations or unexpected changes to the regulatory environment in certain markets;

•	unknown defects or errors in our products;

•	risk related to the capital-intensive nature of our business and our ability to raise adequate capital to finance our business strategies;

•	uncertainties beyond our control related to the production, launch, commissioning, and/or operation of our satellites and related ground systems, software and analytic technologies;

•	the failure of the market for EO services to achieve the growth potential we expect;

•	risks related to our satellites and related equipment becoming impaired;

•	risks related to the failure of our satellites to operate as intended;

•	production and launch delays, launch failures, and damage or destruction to our satellites during launch;

•	significant risks and uncertainties related to our insurance that may not be covered by insurance;

•

the impact of natural disasters, unusual or prolonged unfavorable weather conditions, epidemic outbreaks, terrorist acts and geopolitical events (including the ongoing conflicts between Russia and Ukraine, in the Gaza Strip and the Red Sea region) on our business and satellite launch schedules; and

•	the anticipated benefits of our Domestication may not materialize.

Risks, uncertainties and events may cause actual results to differ materially from the expectations described in our forward-looking statements. The above list of factors is not exhaustive. Other important factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, or in other reports which we from time to time file with the SEC.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus and any applicable prospectus supplement. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus and any applicable prospectus supplement, together with the information incorporated by reference herein or therein. This summary does not contain all of the information you should consider before investing in the Company’s securities. Before making an investment decision, you should read this entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other documents to which this prospectus refers. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward- Looking Statements ‘‘for more information. Unless the context otherwise requires, in this prospectus, the terms “the Company,” “Satellogic,” “we,” “us” and “our” refer to Satellogic Inc. as it existed under BVI law prior to the Domestication and as it continues to exist under Delaware law following the Domestication, and the terms “Satellogic BVI” and “Satellogic Delaware” refer to the Company prior to and immediately following the Domestication, respectively.

Our Company

We were founded in 2010 to help solve some of the greatest challenges of our time: resource utilization and distribution. From tradeoffs between food, energy and water supplies, to monitoring the impact of natural disasters, global health and humanitarian crises in the midst of a looming climate emergency, access to a continually refreshed source of global, high-quality data is critical to confronting some of the world’s most crucial issues. We are committed to creating a fully automated and searchable EO catalog, and we believe we are uniquely positioned to provide the data that is critical to better inform decision-making aimed at addressing these challenges.

We are the first vertically integrated geospatial company, and we are building the first scalable, fully automated EO platform with the ability, when scaled, to remap the entire planet at both high-frequency and high-resolution, providing accessible and affordable solutions for our customers. We plan to democratize access to geospatial data by providing planetary insights at what we believe to be the lowest cost in the industry, ultimately driving better decision-making across a broad range of industries including agriculture, forestry, energy, financial services, and cartography.

We have created a highly scalable, vertically integrated and competitive operating model. We design the core components that go into developing and manufacturing our satellites to be mission specific. We manufacture many of our components, but we also partner with third parties to manufacture certain other components to our design specifications. We assemble, integrate and test the components and satellites in our facilities. This vertical integration provides a significant cost advantage, enabling us to produce and launch satellites for less than one-tenth the cost of our competitors on average. Additionally, we own all of our key intellectual property, and our patented technology allows us to capture approximately 10x more imagery than our competitors on average. Taken together, we are achieving over 60x better unit economics than our closest peers in the NewSpace sector and more than 100x better unit economics than legacy competitors. Additionally, we believe we are well-positioned to compete effectively in the existing EO market that is currently supply-constrained and consists primarily of government and defense and intelligence customers. At December 31, 2024, we had 23 commercial satellites in orbit. As of the date of this prospectus, we have 22 satellites in orbit, of which 20 are operational and two are being used for testing. Over the near term, we will take a measured approach to expanding our constellation, with our long-term vision to reach a constellation size of approximately 200 satellites and to have the capability to conduct daily remaps of the entire planet.

Our strategy is focused along three distinct business lines: Asset Monitoring, CaaS, and Space Systems. These business lines will allow us to serve the existing EO market and begin to democratize access to a host of new EO customers.

Recent Developments

Domestication

On March 26, 2025, we filed with the Secretary of State of the State of Delaware a certificate of corporate domestication and a certificate of incorporation of a Delaware corporation with the name “Satellogic Inc.,” as well as filed with the Registrar of Corporate Affairs in the BVI a notice of the Company’s continuance out of the BVI, pursuant to which we domesticated and are continuing as a Delaware corporation. On the effective date of the Domestication, each of our Class A Ordinary Shares, Class B Ordinary Shares and warrants to purchase our Class A Ordinary Shares automatically converted by operation of law, on a one-for-one basis, into shares of Class A Common Stock, Class B Common Stock and warrants to purchase Class A Common Stock, respectively.

Secured Convertible Notes

On April 12, 2024, the Company, Nettar, and Acquiom Agency Services LLC, as Holder Representative, entered into a Note Purchase Agreement with Tether Investments Limited (the “Notes Purchaser”), pursuant to which Nettar agreed to issue the Notes in the aggregate principal amount of $30 million to the Notes Purchaser. The net proceeds from the issuance of the Notes, after deducting transaction fees and other debt issuance costs, was approximately $27.6 million. The Notes initially bear interest at a rate of SOFR plus 6.50% per annum, subject to an additional 4.0% per annum if certain events of default occur and are continuing. The Notes are guaranteed by the Company and each of the Company’s material subsidiaries (other than Nettar), and are secured by substantially all of the Company’s and its subsidiaries’ assets (including all of its intellectual property). Nettar may issue additional Notes under the terms thereof, provided the aggregate principal outstanding amount does not exceed $50 million. The Notes mature on April 12, 2028.

The Notes are convertible into shares of the Company’s Class A Common Stock at an initial conversion price of $1.20 (or 833 shares of Class A Common Stock per $1,000 principal amount of Notes), subject to customary anti-dilution adjustments. The Company’s ability to settle conversions using the Company’s Class A Common Stock is subject to CFIUS approval. As of the date hereof, CFIUS approval has not been sought or obtained.

Implications of Being an “Emerging Growth Company”

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an “emerging growth company,” the Company may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●

not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or seek stockholder approval of any golden parachute payments not previously approved.

The Company may take advantage of these reporting exemptions until it is no longer an “emerging growth company.”

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934 (the “Exchange Act”). We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Corporate Information

The Company was incorporated under the laws of the British Virgin Islands on June 29, 2021 for the sole purpose of effectuating the Business Combination. On March 26, 2026, pursuant to the Domestication, the Company changed its jurisdiction of incorporation from the British Virgin Islands to Delaware. Our principal executive officers are located at 210 Delburg Street, Davidson, NC 28036. Our telephone number is (704) 894-448. The Company’s principal website address is www.satellogic.com. We do not incorporate the information contained on, or accessible through, the Company’s websites into this prospectus, and you should not consider it a part of this prospectus.

SUMMARY TERMS OF THE OFFERING

The summary below describes the principal terms of the offering. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 27 of this prospectus.

Issuance of Class A Common Stock

Class A Common Stock to be issued upon exercise of all Warrants	41,464,693

Class A Common Stock to be issued by the Company	Up to $150,000,000 aggregate amount

Resale of Class A Common Stock

Class A Common Stock offered by the Selling Securityholders

94,996,848 (inclusive of 23,033,333 shares of Class A Common Stock issuable upon exercise of Warrants, 25,000,000 shares of Class A Common Stock issuable upon the conversion of the Notes, and 13,582,640 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock)

Resale of Warrants

Warrants offered by the Selling Security holders	23,033,333

Use of Proceeds

We will receive up to an aggregate of approximately $327.2 million if all of the Warrants registered hereby are exercised to the extent such Warrants are exercised for cash. If the market price for our Class A Common Stock does not increase from current levels, there is a small likelihood that any of the Warrants will be exercised. We expect to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes and to implement our business plan although we believe we can fund our operations and business plan with cash on hand. We will not receive any proceeds from the sale of shares of Class A Common Stock to be offered by the Selling Securityholders.

Dividend Policy

The Company currently expects to retain all future earnings for use in the operation and expansion of its business and does not plan to pay any dividends on its Common Stock in the near future. The declaration and payment of any dividends in the future will be determined by the Board in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition, applicable law and contractual restrictions.

Liquidity

This offering involves the potential sale of up to 94,996,848 shares of Class A Common Stock, inclusive of 23,033,333 shares of Class A Common Stock issuable upon exercise of the Warrants, 25,000,000 shares of Class A Common Stock issuable upon conversion of the Notes, and 13,582,640 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock, which represents 97.9% of our total Common Stock outstanding, including those issuable upon exercise of warrants. Liberty would have beneficial ownership and control of 43.79% of our Class A Common Stock, assuming exercise of all Warrants registered hereby and conversion of all Class B Common Stock into Class A Common Stock. During such time as this registration statement remains effective, the Selling Securityholders will be permitted to sell the shares registered hereby. The resale, or expected or potential resale, of a substantial number of our Class A Common Stock in the public market could adversely affect the market price for our Class A Common Stock and make it more difficult for our stockholders to sell their Class A Common Stock at times and prices that you feel are appropriate.

Market for our securities

Our Class A Common Stock and certain of our $8.63 Warrants are listed on The Nasdaq Capital Market under the symbols “SATL” and “SATLW,” respectively. As of March 21, 2025, the closing price of our Class A Common Stock and our listed $8.63 Warrants was $3.79 and $0.53, respectively.

Risk factors	Investing in our securities involves substantial risks. See “Risk Factors” for a description of certain of the risks you should consider before investing in the Company.

INFORMATION RELATED TO OFFERED SECURITIES

This prospectus relates to (a) the issuance by the Company of up to an aggregate of 41,464,693 shares of its Class A Common Stock underlying Warrants, and the offer and sale from time to time, in one or more series or issuance and on the terms to be determined at the time of the offering, by the Company of up to $150,000,000 aggregate amount of shares of Class A Common Stock, as well as (b) the offer and sale from time to time by the Selling Securityholders, or their permitted transferees, of

●	up to 94,996,848 shares of Class A Common Stock (the “Offered Shares”), which include:
○

10,488,738 shares of Class A Common Stock issued to the Sponsor upon the closing of the Business Combination in a private placement at a price of $8.00 per share, issued pursuant to the Forward Purchase Contract at a price of $6.67 per share, issued to the Sponsor in exchange for the Sponsor’s CF V Class B Common Stock acquired in connection with the formation of CF at a price of $0.003 per share, or issued to the Sponsor in exchange for the Sponsor’s CF V Class A Common Stock acquired in connection with the CF V Private Placement at a price of $10.00 per share,

○	814,071 shares of Class A Common Stock issued to an affiliate of Sponsor in satisfaction of debt owed to them at a price of $8.00 per share,
○	2,078,064 shares of Class A Common Stock issued to an affiliate of the Sponsor in lieu of advisory fees owed to them at a price of $8.00 per share,
○

13,582,642 shares of Class A Common Stock issuable upon conversion of our Class B Common Stock, which were issued to Emiliano Kargieman, Nettar’s founder and the Company’s Chief Executive Officer, at the closing of the Business Combination in exchange for his ordinary and preference shares in Nettar which he received for no consideration,

○	20,000,000 Liberty Shares issued to the Liberty Investor at a price of $7.50 per share,
○	533,333 shares of Class A Common Stock issuable upon the exercise of the $8.63 Warrants held by the Sponsor,
○	7,500,000 shares of Class A Common Stock issuable upon the exercise of the $10.00 Liberty Warrants held by the Liberty Investor,
○	15,000,000 shares of Class A Common Stock issuable upon the exercise of the $15.00 Liberty Warrants held by the Liberty Investor, and
○	25,000,000 shares of Class A Common Stock issuable upon the conversion of the Notes.
●	23,033,333 Warrants to purchase shares of Class A Common Stock (the “Offered Warrants”) which include
○	533,333 $8.63 Warrants,
○	7,500,000 $10.00 Liberty Warrants, and
○	15,000,000 $15.00 Liberty Warrants.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, under the caption “Risk Factors,” in any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors,” or in our Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of one or more of the events or circumstances described in such filings, alone or in combination with other events or circumstances, may cause you to lose all or a part of your investment in the offered securities. Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business or results of operations. See “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus.

The market price of our Class A Common Stock has been extremely volatile and may continue to be volatile due to numerous circumstances beyond our control.

Fluctuations in the price of our Class A Common Stock could contribute to the loss of all or part of your investment. The trading price of our Class A Common Stock has been, and may continue to be, volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our Class A Common Stock, and shares of our Class A Common Stock may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our Class A Common Stock may not recover and may experience a further decline.

Factors affecting the trading price of our Class A Common Stock may include:

●	actual or anticipated fluctuations in our financial results or the financial results of companies perceived to be similar to it;

●	changes in the market’s expectations about our operating results;

●	comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media;

●	“short squeezes”;

●	success of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning us or the industries in which we operate;

●	operating and share price performance of other companies that investors deem comparable to us;

●	our ability to market new and enhanced products and technologies on a timely basis;

●	changes in laws and regulations affecting our business;

●	our ability to meet compliance requirements;

●	commencement of, or involvement in, litigation involving us;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of Class A Common Stock available for public sale;

●	any major change to our Board or management;

●	sales of substantial amounts of Class A Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our Class A Common Stock, may not be predictable. A loss of investor confidence in the market for our Class A Common Stock and the stocks of other companies which investors perceive to be similar to us could depress our share price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our Class A Common Stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Content available in public media that is published by third parties, including blogs, posts, articles, message boards and social and other media, may include statements not attributable to us and may not be reliable or accurate.

We have received, and may continue to receive, media coverage that is published or otherwise disseminated by third parties, including blogs, posts, articles, message boards and social and other media. This includes coverage that is not attributable to statements made by our officers or associates. You should read carefully, evaluate and rely only on the information contained in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus filed with the SEC in determining whether to purchase shares of our Class A Common Stock. Information or other media provided by third parties may not be reliable or accurate and could materially impact the trading price of our Class A Common Stock which could cause stockholders to lose their investments.

Substantial future sales of shares of our Class A Common Stock or other securities could cause the market price of our Class A Common Stock to decline.

The sales of a substantial number of shares of our Class A Common Stock, or the perception that such sales could occur, could adversely affect the price for our Class A Common Stock. In addition to the other shares of Class A Common Stock offered hereby, this registration statement covers the resale of up to 25,000,000 shares of Class A Common Stock issuable upon the conversion of the Notes, all of which remain unsold. The issuance or resale, or expected or potential issuance or resale, of a substantial number of shares of our Class A Common Stock in the public market could adversely affect the market price for our Class A Common Stock, result in dilution and make it more difficult for you to sell your Class A Common Stock at times and prices that you feel are appropriate.

In the future, we may attempt to increase our capital resources by making offerings of debt, including additional Notes, or additional offerings of equity securities. In connection with the issuance of the Notes, we entered into a side letter which provides the purchaser with pre-emptive rights, in order to maintain its as-converted ownership percentage on the same basis as new capital raised. Accordingly, for so long as the purchaser holds Notes, it will be entitled to acquire, upon the same terms and at the same price to be paid by other holders, its pro rata portion of any Class A Common Stock (or securities convertible into Class A Common Stock), other than issuances under the Company’s incentive compensation plans, issued by us.

Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences, and privileges more favorable than those of our Class A Common Stock and may result in dilution of owners of our Class A Common Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Upon liquidation, holders of our debt securities and preferred stock (if any), and lenders with respect to other borrowings, will receive a distribution of our available assets prior to the holders of our Class A Common Stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our Class A Common Stock, or both. Any preferred stock we issue in the future could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our Class A Common Stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of our future offerings. Thus, holders of our Class A Common Stock bear the risk of our future offerings reducing the market price of our Class A Common Stock and diluting their ownership interest in us.

Risks for any holders of the Public Warrants.

Satellogic may redeem your Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby significantly impairing the value of such warrants. Satellogic will have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of the Class A Common Stock equals or exceeds $13.50 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 Trading Days within a 30 Trading Day period ending on the third Trading Day prior to the date on which a notice of redemption is sent to the warrant holders. Satellogic will not redeem the warrants as described above unless a registration statement under the Securities Act covering the Class A Common Stock issuable upon exercise of such warrants is effective and a current prospectus relating to those Class A Common Stock is available throughout the 30-day redemption period. If and when the Public Warrants become redeemable by Satellogic, if Satellogic has elected to require the exercise of Public Warrants on a cashless basis, Satellogic will not redeem the warrants as described above if the issuance of Class A Common Stock upon exercise of Public Warrants is not exempt from registration or qualification under applicable state securities laws or Satellogic is unable to effect such registration or qualification. Redemption of the outstanding Public Warrants could force you (i) to exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants, or (iii) to accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants. The closing price for the Class A Common Stock as of March 21, 2025 was $3.79 and has never exceeded the $13.50 threshold that would trigger the right to redeem the Public Warrants.

Because there are no current plans to pay cash dividends on shares of Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your shares of Common Stock at a price greater than what you paid for them.

The Company currently expects to retain all future earnings for use in the operation and expansion of its business and does not plan to pay any dividends on its Common Stock in the near future. The declaration and payment of any dividends in the future will be determined by the Board in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition, applicable law and contractual restrictions. As a result, you may not receive any return on an investment in the shares of Common Stock unless you sell such shares for a price greater than that which you paid for it.

Certain existing securityholders purchased, or may purchase, securities in the Company at a price below the current trading price of such securities and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return.

Certain stockholders in the Company, including certain of the selling securityholders, acquired, or may acquire, shares of our Class A Common Stock or Warrants at prices below the current trading price of our Class A Common Stock or Warrants, as applicable, and may experience a positive rate of return based on the current trading price. Public stockholders may not be able to experience the same positive rates of return on securities they purchase due to the low price at which, for example, the Sponsor and the Liberty Investor purchased shares of our Class A Common Stock and Warrants.

Delaware law and our governing documents contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

Our Company Governing Documents and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the Board and therefore depress the trading price of Class A Common Stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the Board or taking other corporate actions, including effecting changes in the management of the Company. Among other things, our Company Governing Docuements include provisions regarding:

●

the ability of our Board to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●

the exclusive right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our Board;

●	a prohibition on stockholder action by written consent (unless unanimous), which may force stockholder action to be taken at an annual or special meeting of our stockholders;

●

the requirement that a special meeting of stockholders may be called only by or at the direction of the Board, acting pursuant to a resolution adopted by the affirmative vote the majority of the total number of directors then in office, or by the chairperson of the Board (who is required to call such meeting whenever requested in writing by stockholders representing at least 30% of the voting power of the outstanding voting stock), which could delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

●

the ability of our Board, by majority vote, to amend our bylaws, which may allow our Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend our bylaws to facilitate an unsolicited takeover attempt;

●

advance notice procedures with which stockholders must comply to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us; and

●

while we have opted out of Section 203 of the DGCL, our Delaware certificate of incorporation includes a prohibition on engaging in any business combination (as defined in our Delaware certificate of incorporation) with an “interested stockholder” for a period of three years subsequent to the time that the stockholder became an interested stockholder, unless (1) prior to such time, the Board approves the business combination or the transaction in which the stockholder became an interested stockholder, (2) upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (with certain exclusions), or (3) at or after the person becomes an interested stockholder, the business combination is approved by the Board and authorized by a vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder (our Delaware certificate of incorporation provides that the Liberty Investor, Cantor Fitzgerald L.P. and Emiliano Kargieman and any of their respective affiliates and associates will not constitute “interested stockholders” for purposes of these provisions).

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Board or management.

Any provision of our Company Governing Documents or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of Class A Common Stock and could also affect the price that some investors are willing to pay for shares of Class A Common Stock.

USE OF PROCEEDS

Unless we state otherwise in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures, repayment or redemption of existing indebtedness, repurchases of stock and future acquisitions and strategic investment opportunities. Unless we state otherwise in an applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

We will receive up to an aggregate of approximately $327.2 million if all of the Warrants registered hereby are exercised to the extent such Warrants are exercised for cash. However, we will only receive such proceeds if and when the Warrant holders exercise the Warrants. The closing price of our Class A Common Stock on Nasdaq on March 21, 2025 was $3.79, which is $4.84, $6.21, $11.21 and $16.21 below the exercise price of the $8.63 Warrants, $10.00 Liberty Warrants, the $15.00 Liberty Warrants, and the PIPE Warrants, respectively, and $1.27 above the exercise price of the Columbia Warrants. If the market price for our Class A Common Stock does not increase from current levels, with the exception of the Columbia Warrants, there is a small likelihood that any of the Warrants will be exercised. We will not receive any proceeds from the sale of securities to be offered by the Selling Securityholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of any securities pursuant to this prospectus.

DIVIDEND POLICY

The Company has never declared or paid any cash dividends and has no plan to declare or pay any dividends on its Class A Common Stock in the foreseeable future. The Company currently intends to retain any earnings for future operations and expansion of its business.  The declaration and payment of any dividends in the future will be determined by the Board in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financing condition, applicable law and contractual restrictions.

SELLING SECURITYHOLDERS

This prospectus relates in part to the offer and sale from time to time by the Selling Securityholders, or their permitted transferees, of up to (a) 94,996,848 shares of Class A Common Stock of the Company, which consists of (i) an aggregate of 10,488,738 shares of Class A Common Stock issued to the Sponsor (1) upon the closing of the Business Combination in a private placement offering at an effective price of $8.00 per share, (2) pursuant to the Forward Purchase Contract at an effective price of $6.67 per share, (3) in exchange for the Sponsor’s CF V Class B Common Stock acquired in connection with the formation of CF V at a price of $0.003 per share, or (4) in exchange for the Sponsor’s CF V Class A Common Stock acquired in connection with the CF V Private Placement at a price of $10.00 per share, (ii) 814,071 shares of Class A Common Stock issued to an affiliate of Sponsor in satisfaction of debt owed to them at an effective price of $8.00 per share, (iii) 2,078,064 shares of Class A Common Stock issued to an affiliate of the Sponsor in lieu of advisory fees owed to them at an effective price of $8.00 per share, (iv) 13,582,642 shares of Class A Common Stock issuable to Emiliano Kargieman, Nettar’s founder and the Company’s Chief Executive Officer, upon conversion of our Class B Common Stock for no additional consideration, (v) 20,000,000 shares of Class A Common Stock issued to the Liberty Investor pursuant to the Liberty Subscription Agreement at a price of $7.50 per share, (vi) an aggregate of 23,033,333 shares of Class A Common Stock issuable upon the exercise of Warrants held by affiliates of the Company, and (vii) an aggregate of 25,000,000 shares of Class A Common Stock issuable upon the conversion of the Notes, and (b) 23,033,333 Warrants, which includes (i) 533,333 $8.63 Warrants, (ii) 7,500,000 $10.00 Liberty Warrants, and (iii) 15,000,000 $15.00 Liberty Warrants. The Business Combination is described in greater detail in this prospectus. The Selling Securityholders may from time to time offer and sell any or all of the Class A Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Class A Common Stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, the aggregate number of shares of Class A Common Stock beneficially owned, and the aggregate number of shares of Common Stock that the Selling Securityholders may offer pursuant to this prospectus. We have based percentage ownership on 83,474,479 shares of Class A Common Stock and 13,582,642 shares of Class B Common Stock outstanding as of March 14, 2025.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Class A Common Stock. As such, we are unable to declare the number of shares of Class A Common Stock that the Selling Securityholders will retain after any such sale. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares of Class A Common Stock registered on its behalf A Selling Securityholder may sell or otherwise transfer all, some or none of such shares included in this offering. See “Plan of Distribution.”

	Common Stock Beneficially Owned prior to this Offering			Maximum Number of Shares of Common Stock to be Sold in this Offering		Common Stock Beneficially Owned after this Offering
Name of Selling Securityholder	Class A Common Stock	%	Warrants Beneficially Owned prior to this Offering	Class A Common Stock	Warrants Offered	Class A Common Stock	%	Warrants owned after the offered warrants are sold
CFAC Holdings V, LLC (1)	11,022,071	11.36	533,333	11,022,071	533,333	-	*	-
Cantor Fitzgerald Securities (2)	814,071	0.84	-	814,071	-	-	*	-
Cantor Fitzgerald & Co. (3)	2,078,064	2.14	-	2,078,064	-	-	*	-
Emiliano Kargieman (4)	13,582,642	13.99	-	13,582,642	-	-	*	-
Liberty Strategic Capital (SATL) Holdings, LLC (5)	42,500,000	43.79	22,500,000	42,500,000	22,500,000	-	*	-
Tether Investments Limited (6)	25,000,000	25.76	-	25,000,000	-	-	*	-
*	Less than one percent of outstanding Common Stock.

(1)

The aggregate of 11,022,017 shares of Class A Common Stock listed as beneficially owned and registered for resale by CFAC Holdings V, LLC (“CFAC V”) consists of 10,488,738 shares of Class A Common Stock (including up to 1,863,696 shares of Class A Common Stock that are subject to forfeiture based on vesting and earn-out targets) and 533,333 shares of Class A Common Stock issuable upon exercise of $8.63 Warrants. Cantor Fitzgerald, L.P. (“CFLP”) is the sole member of CFAC V. CF Group Management, Inc. (“CFGM”) is the managing general partner of CFLP. Howard Lutnick is the Chairman and Chief Executive Officer of CFGM. As such, each of CFLP, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the Class A Common Stock held directly by CFAC V. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(2)

The aggregate of 814,071 shares of Class A Common Stock listed as beneficially owned and registered for resale by Cantor Fitzgerald Securities (“CF Securities”) consists of 814,071 shares of Class A Common Stock held directly by CF Securities. CFLP indirectly holds a majority of the ownership interests of CF Securities. CFGM is the managing general partner of CFLP and indirectly controls the managing general partner of CF Securities. Mr. Lutnick is the Chairman and Chief Executive Officer of CFGM and is the trustee of CFGM's sole stockholder. As such, each of CFLP, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the Class A Common Stock held directly by CF Securities. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(3)

The aggregate of 2,078,064 shares of Class A Common Stock listed as beneficially owned and registered for resale by Cantor Fitzgerald & Co. (“CF&Co.”) consists of 2,078,064 shares of Class A Common Stock held directly by CF&Co. CFLP indirectly holds a majority of the ownership interests of CF&Co. CFGM is the managing general partner of CFLP and indirectly controls the managing general partner of CF&Co. Mr. Lutnick is the Chairman and Chief Executive Officer of CFGM and is the trustee of CFGM's sole stockholder. As such, each of CFLP, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the Class A Common Stock held directly by CF&Co. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(4)

The aggregate of 13,582,642 shares of Class A Common Stock listed as beneficially owned and registered for resale by Mr. Kargieman consists of 13,582,642 shares of Class B Common Stock which may be converted into Class A Common Stock at the option of Mr. Kargieman.

(5)

The aggregate of 42,500,000 shares of Class A Common Stock listed as beneficially owned and registered for resale by Liberty Strategic Capital (SATL) Holdings LLC (“Liberty Investor”) consists of (a) 20,000,000 shares of Class A Common Stock, (b) 20,000,000 shares of Class A Common Stock issuable upon the exercise of Warrants, and (c) 2,500,000 shares of Class A Common Stock issuable upon the exercise of Warrants held by the Liberty Manager.

(6)

The aggregate of 25,000,000 shares of Class A Common Stock listed as beneficially owned and registered for resale by Tether Investments Limited consists of 25,000,000 shares of Class A Common Stock issuable upon conversion of the Notes (subject to CFIUS approval). Ludovicus Jan Van der Velde and Giancarlo Devasini are the directors of Tether Holdings Limited and share voting and dispositive power with respect to the securities held by Tether Holdings Limited, including securities held by Tether International Limited, its wholly owned subsidiary. Messrs. Van der Velde and Devasini each disclaim beneficial ownership of the securities held by Tether Holdings Limited and Tether International Limited.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain U.S. federal income tax consequences for U.S. holders and non-U.S. holders (each as defined below) relating to the acquisition, ownership and disposition of Class A Common Stock and Warrants. This discussion addresses only those holders that hold their Class A Common Stock and Warrants as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion does not address all U.S. federal income tax consequences that may be relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;
•	persons subject to the alternative minimum tax;
•	persons holding Class A Common Stock or Warrants as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated transaction;
•	banks, insurance companies and other financial institutions;
•	brokers, dealers or traders in securities;
•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	tax-exempt organizations or governmental organizations;
•	persons subject to special tax accounting rules as a result of any item of gross income with respect to Class A Common Stock or Warrants being taken into account in an applicable financial statement;
•	U.S. holders whose functional currency is not the U.S. dollar;
•	holders actually, or through attribution, owning 5% or more (by vote or value) of the Class A Common Stock;
•	regulated investment companies or real estate investment trusts;
•	partnerships, S corporations or other pass-through entities or their partners, stockholders or other beneficial owners;
•	qualified retirement plans, individual retirement accounts or other tax-deferred accounts; and
•	“qualified foreign pension funds,” as defined in Section 897(1)(2) of the Code, and entities all of the interests of which are held by qualified foreign pension funds.

If an entity or arrangement is treated as a partnership for U.S. federal income tax purposes, the tax treatment of the persons treated as partners will generally depend on the status of the partners, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) and the persons treated as partners in such partnerships (or such other entities or arrangements) should consult their own tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of Class A Common Stock and/or Warrants that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States,
•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia,
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source, or
•

an entity treated as a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) was in existence on August 20, 1996 and has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Also, for purposes of this discussion, a “non-U.S. holder” is any beneficial owner of Class A Common Stock and/or Warrants who or that is neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

The discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws (such as estate or gift tax laws) or any state, local or non-U.S. tax laws.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holders

Dividends and Other Distributions on Class A Common Stock

As described in “—Dividend Policy” above, we have no plan to declare or pay any dividends on our Class A Common Stock in the foreseeable future. Distributions (including, for the avoidance of doubt and for the purpose of the balance of this discussion, deemed distributions) on Class A Common Stock will generally be taxable as a dividend for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of the Company’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in its Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Stock and will be treated as described below under the heading “—Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.”

Dividends paid to a U.S. holder that is treated as a taxable corporation for U.S. federal income tax purposes generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at reduced rates accorded to long-term capital gains.

Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants

Upon any sale, exchange or other taxable disposition of Class A Common Stock or Warrants, a U.S. holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of (x) the amount of cash and (y) the fair market value of any other property received in such sale, exchange or other taxable disposition and (ii) the U.S. holder’s adjusted tax basis in such Class A Common Stock or Warrants. Any gain or loss recognized on the sale, exchange or other taxable disposition of Class A Common Stock or Warrants generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for such Class A Common Stock or Warrants exceeds one year. Long-term capital gain realized by a non-corporate U.S. holder generally will be taxable at a reduced rate. The deduction of capital losses is subject to limitations.

Exercise, Lapse or Redemption of Warrants

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. holder generally will not recognize taxable gain or loss on the exercise of a Warrant. The U.S. holder’s tax basis in the Class A Common Stock received upon exercise of a Warrant generally will be an amount equal to the sum of the U.S. holder’s adjusted tax basis in the Warrant and the exercise price of such Warrant. It is unclear whether the U.S. holder’s holding period for the Class A Common Stock received upon exercise of the Warrants will begin on the date following the date of exercise or on the date of exercise of the Warrants; in either case, the holding period will not include the period during which the U.S. holder held the Warrants. If a Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such U.S. holder’s tax basis in the Warrant.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the Class A Common Stock received would equal the holder’s basis in the Warrants. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period in the Class A Common Stock will commence on the date following the date of exercise or on the date of exercise of the Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Class A Common Stock would include the holding period of the Warrants.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered a number of Warrants having an aggregate fair market value equal to the exercise price for the total number of Warrants to be exercised, and the U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered and the U.S. holder’s tax basis in such Warrants. In that case, a U.S. holder’s tax basis in the Class A Common Stock received would equal the sum of the U.S. holder’s tax basis in the Warrants exercised and the exercise price of such Warrants. It is unclear whether a U.S. holder’s holding period for the Class A Common Stock would commence on the date following the date of exercise or on the date of exercise of the Warrants; in either case, the holding period would not include the period during which the U.S. holder held the Warrants. There may also be alternative characterizations of any such taxable exchange that would result in similar tax consequences, except that a U.S. holder’s gain or loss would be short-term.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the Class A Common Stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If the Company redeems Warrants for cash or if the Company purchases Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described above under “—Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.”

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Class A Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in this prospectus. An adjustment that has the effect of preventing dilution generally is not a taxable event. Nevertheless, a U.S. holder of the Warrants would be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the Warrant holders’ proportionate interest in the Company’s assets or earnings and profits (e.g., through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of Class A Common Stock which is taxable to such holders as described under “—Dividends and Other Distributions on Class A Common Stock” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holders of the Warrants received a cash distribution from the Company equal to the fair market value of such increased interest.

Information Reporting, Backup Withholding and Additional Reporting Requirements

Distributions with respect to Class A Common Stock and proceeds from the sale, exchange or redemption of Class A Common Stock or Warrants may be subject to information reporting filed with the IRS unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s federal income tax liability provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

Dividends and Other Distributions on Class A Common Stock

In general, a non-U.S. holder that receives any distributions on Class A Common Stock that constitute dividends for U.S. federal income tax purposes (determined in the manner described above under “—U.S. Holders—Dividends and Other Distributions on Class A Common Stock”) will be subject to U.S. withholding tax at a 30% rate, unless the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States or the non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a non-U.S. holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such non-U.S. holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its Class A Common Stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of Class A Common Stock, which will be treated as described below under the section entitled “— Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock or Warrants”. In addition, if Satellogic determines that it is likely to be classified as a “United States real property holding corporation” (see the section entitled “— Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock or Warrants” below), the applicable withholding agent may withhold fifteen (15%) of any distribution that exceeds Satellogic’s current and accumulated earnings and profits.

The withholding tax described above generally does not apply to dividends paid to a non-U.S. holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of thirty percent (30%) (or a lower applicable treaty rate).

Sale, Taxable Exchange or other Taxable Disposition of Class A Common Stock and Warrants

Subject to the discussion below concerning backup withholding, non-U.S. holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of Class A Common Stock or Warrants, unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non- U.S. holder maintains a permanent establishment or fixed place of business in the United States to which such gain is attributable);

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•

Satellogic is or has been a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for the Class A Common Stock or Warrants being disposed of.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes and the remainder of this discussion assumes that we are not, and will not become, a USRPHC. However, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, as long as Class A Common Stock is “regularly traded” on an established securities market, a non-US holder that has not owned (directly, indirectly or under applicable constructive ownership rules) more than 5% of the Class A Common Stock at any time during the shorter of the five-year period preceding the disposition of, or its holding period for, the Class A Common Stock generally will not be subject to U.S. federal income tax or withholding tax on the disposition. However, no assurance can be provided that Class A Common Stock will be considered to be regularly traded on an established securities market for purposes of the rules described above. Special rules may apply to non-U.S. holders of Warrants. Non-U.S. holders should consult their tax advisors regarding the potential U.S. federal income tax consequences to them if we were to become a USRPHC.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, earnings and profits of a corporate non-U.S. holder that are attributable to such gain, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.

Exercise, Lapse or Redemption of Warrants

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a Warrant, the lapse of a Warrant held by a non-U.S. holder, or the Company’s redemption of Warrants for cash generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a Warrant by a U.S. holder, as described under “U.S. Holders—Exercise, Lapse or Redemption of Warrants,” above, although to the extent a redemption or cashless exercise is treated as a sale or other taxable exchange, the consequences would be similar to those described under the heading “—Sale, Exchange, or other Taxable Disposition of Class A Common Stock and Warrants” for a non-U.S. holder’s gain on the sale or other disposition of Warrants.

Information Reporting and Backup Withholding

Distributions on Class A Common Stock and amounts received with respect to the sale or other disposition of Class A Common Stock or Warrants will not be subject to backup withholding, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns may be filed with the IRS in connection with any payments of dividends on Class A Common Stock paid to the non-U.S. holder or amounts received with respect to the sale or other disposition of Class A Common Stock or Warrants by the non-U.S. holder, regardless of whether any tax was actually withheld.

Copies of information returns that are filed with the IRS may be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Provisions commonly referred to as “FATCA” impose withholding of thirty percent (30%) on payments of U.S.-source dividends (including constructive dividends) to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Thirty percent (30%) withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed Treasury Regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. However, there can be no assurance that final Treasury Regulations will provide the same exceptions from FATCA withholding as the proposed Treasury Regulations. Non-U.S. holders should consult their tax advisors regarding the effects of FATCA on their ownership and disposition of Class A Common Stock or Warrants.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF CLASS A COMMON STOCK AND WARRANTS INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, FOREIGN AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U S. OR OTHER TAX LAWS.

PLAN OF DISTRIBUTION

We and the Selling Securityholders may use any one or more of the following methods when selling the securities offered hereby:

●	directly to investors, including through a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through brokers or dealers;

●	to the public through underwriting syndicates led by one or more managing underwriters;

●	to one or more underwriters acting alone for resale to investors or to the public;

●	in “at-the-market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

●	through forward or other derivative transactions relating to the securities being registered hereunder;

●	through a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Securityholders may sell or distribute the Class A Common Stock offered hereby from time to time in one or more public or private transactions, including:

●	block trades, including block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate a transaction;

●	on any exchange or quotation service or in the over-the-counter market; or

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

If we or the Selling Securityholder sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

A prospectus supplement will, where applicable:

●	describe the terms of the offering;

●	identify any such underwriter, dealer or agent;

●	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

●	describe the purchase price or the public offering price of the securities;

●	identify the amounts underwritten; and

●	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Any Class A Common Stock sold pursuant to a prospectus supplement will be listed on Nasdaq, subject to official notice of issuance. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

With respect to any at-the-market offering, we and the Selling Securityholders may offer the securities into an existing trading market on the terms described in a prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

We and the Selling Securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in an applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against our contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in an applicable prospectus supplement, we and the Selling Securityholder will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

The Selling Securityholders may also resell all or a portion of their Class A Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

LEGAL MATTERS

The validity of the Class A Common Stock and the Warrants has been passed upon by King & Spalding LLP, counsel to the Company.

EXPERTS

The consolidated financial statements of Satellogic Inc. at December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file current, annual and periodic reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at www.satellogic.com. We will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”) filed with the SEC on March 26, 2025, which includes our consolidated financial statements as of December 31, 2024 and for the years ended December 31, 2024 and 2023;

2.	Our Current Report on Form 8-K, filed with the SEC on March 26, 2025;

3.	Our Current Reports on Form 6-K, furnished to the SEC on February 13, 2025 and March 24, 2025; and

4.

The description of our securities contained in our registration statement on Form 8-A, dated March 26, 2025, filed with the SEC on March 26, 2025 and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act during the period after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus but prior to the termination of each offering of securities covered by this prospectus is completed.

The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document (a post-effective amendment to the registration statement of which this prospectus forms a part, or a prospectus supplement to this prospectus) that we may file with the SEC may update and replace statements in and portions of this prospectus or the above-listed documents.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (and any exhibits specifically incorporated in such information), at no cost, upon written or oral request to us at the following address:

Satellogic Inc.
Attn: Investor Relations

210 Delburg Street
Davidson, NC 28036

(704) 894-4482

You may also obtain information about us by visiting our website at www.satellogic.com. Information contained in our website is not part of this prospectus.

You should rely only on the information contained or incorporated in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not rely on any other representations. Our affairs may change after this prospectus or any supplement is distributed. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus.

6,451,612 Shares of Class A Common Stock

PROSPECTUS SUPPLEMENT

Cantor

The date of this prospectus supplement is April 15, 2025